Exhibit 99.(d)(14)

FORM OF

HOUSTON BIOTECHNOLOGY INCORPORATED

1994A STOCK OPTION PLAN

SECTION 1.  Purpose. The purpose of this Houston Biotechnology Incorporated 1994A Stock. Option Plan, (“Plan”) is to encourage ownership of common stock, $.01 par value (“Common Stock”), of Houston Biotechnology Incorporated, a Delaware corporation (the “Company”), by eligible key employees, consultants and directors of the Company and its Affiliates (as defined below) and to provide increased incentive for such employees, consultants and directors to render services and to exert maximum effort for the success of the Company business. In addition, the Company expects that this Plan will further strengthen the identification of employees, consultants and directors with the stockholders. Certain options to be granted under this Plan are intended to qualify as Incentive Stock Options (“ISOs”) pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (“Code”), while other options granted under this Plan will be nonqualified options which are not intended to qualify as ISOs (“Nonqualified Options”), either or both as provided in the agreements evidencing the options as provided in Section 6 hereof. As used in this Plan, the term “Affiliates” means any “parent corporation” of the Company and any “subsidiary corporation” of the Company within the meaning of Code Sections 424(e) and (f), respectively.

SECTION 2.  Administration

(a) Composition of the Compensation Committee. This Plan shall be administered by the Compensation Committee (the “Committee”) designated by the Board of Directors of the Company (the “Board”), which shall also designate the Chairman of the Committee. If the Committee is governed by Rule 16b-3 promulgated by the Securities and Exchange Commission (“Commission”) pursuant to the Securities Exchange Act of 1934, as amended (“Exchange Act”), no director shall serve as a member of the Committee unless (i) he is not an employee of the Company, and (ii) he is “disinterested person” within the meaning of such Rule 16b-3, i.e., a director who is not during the one year prior to service as an administrator of this Plan, or during such service, granted or awarded options or stock appreciation rights pursuant to this Plan or any other plan of the Company or its Affiliates, except as otherwise permitted by Rule 16b-3. Members of such Committee shall only be eligible to receive stock options under this Plan pursuant to the formula set for the in Exhibit “A” attached hereto.

(b) Committee Action. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum, and all determinations of the Committee shall be made by not less than a majority of its members. Any decision or on reduced to writing and signed by a majority of the members shall be fully effective as if it bad been made by a majority vote of its members at a meeting duly called and held. The Committee may designate the Secretary of the Company or other Company employees to assist the Committee in the administration of this Plan, and may grant authority to such persons to execute award agreements or other documents on behalf of the Committee and the

Company. Any duly constituted committee of the Board satisfying the qualifications of this Section 2 may be appointed as the Committee.

(c) Committee Expenses. All expenses and liabilities incurred by the Committee in the administration of this Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons.

SECTION 3.  Stock Reserved. Subject to adjustment as provided in Section 6.(k) hereof, the aggregate number of shares of Common Stock that may be optioned under this plan is seven hundred fifty thousand (750,000). The shares subject to this Plan shall consist of authorized but unissued shares of Common Stock and such number of shares shall be and is hereby reserved for sale for such purpose. Any of such shares which may remain unsold and which are not subject to outstanding options at the termination of this Plan shall cease to be reserved for the purpose of this Plan, but until termination of this Plan or the termination of the last of the options granted under this Plan, whichever last occurs, the Company shall at all times reserve a sufficient number of shares to meet the requirements of this Plan. Should any option expire or be cancelled prior to its exercise in full, the shares theretofore subject to such option may again be made subject to an option under this Plan.

SECTION 4.  Eligibility. The persons eligible to participate in this Plan as a recipient of options (“Optionee”) shall include only key employees, consultants and directors of the Company or its Affiliates at the time the option is granted. The members of the Committee shall be eligible to be granted options if the Company is governed by Rule 16b-3. An employee, consultant or director who has been granted an option hereunder my be granted an additional option or options, if the Committee shall so determine.

SECTION 5.  Grant of Option

(a) Committee Discretion. The Committee shall have sole and absolute discretionary authority (i) to determine, authorize, and designate, subject to the provision hereof, those key employees, consultants, and directors of the Company or its Affiliates who are to receive options under this plan, (ii) to determine the number of shares of Common Stock to be covered by such options and the terms thereof, and (iii) to determine the type of option granted: ISOs, Nonqualified Options or a combination of ISOs and Nonqualified Options; provided that a consultant or director who is not also an employee of the Company may not receive any ISO. The Committee shall thereupon grant options in accordance with such determinations as evidenced by a written option agreement. Subject to the express provisions of this Plan, the Committee shall have discretionary authority to prescribe, amend and rescind rules and regulations relating to this Plan, to interpret this Plan, to prescribe and amend the terms of the option agreements (which need not be identical) and to make all other determinations deemed necessary or advisable for the administration of this Plan.

(b) Stockholder Approval. All options granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the stockholders prior to the first anniversary date of the Board meeting held to approve this Plan, by the affirmative vote of the holders of a majority of the outstanding shares of the Company present, or represented by proxy, and entitled to vote thereat or by written consent in accordance with the laws of the State of

Delaware; provided that is such approval by the stockholders of the Company is not forthcoming, all options previously granted under this Plan shall be void.

(c) Limitation on Incentive Stock Options. In the event the aggregate fair market value (determined in accordance with Section 6(b) of this Plan at the time the option is granted) of the Common Stock with respect to which ISOs are exercisable for the first time by any Optionee during any calendar year under all such plans of the Company and its Affiliates exceed $100,000, such option shall be treated as Nonqualified Options.

SECTION 6.  Terms and Conditions. Each option granted under this Plan shall be evidenced by an agreement in a form approved by the Committee which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate.

(a) Option Period. The Committee shall promptly notify the Optionee of the option grant and a written agreement shall promptly be executed and delivered by and on behalf of the Company and the Optionee, provided that the option grant shall expire if a written agreement is not signed by said Optionee (or his agent or attorney and returned to the Company within 60 days from the date of receipt by the Optionee of such agreement. The date of grant shall be the date the option is actually granted by the Committee, even though the written agreement may be executed and delivered by the Company and the Optionee after that date. Each option agreement shall specify the period for which the option thereunder is granted (which in no event shall exceed ten years from the date of grant) and shall provide that the option shall expire at the end of such period. If the original term of an option is less than ten years from the date of grant, the option may be amended prior to its expiration, with the approval of the Committee and the Optionee, to extend the term so that the term as amended is not more than ten years from the date of grant. However, in the case of an ISO granted to an individual who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or its Affiliate (“Ten Percent Stockholder”), such period shall not exceed five years from the date of grant

(b) Option Price. The purchase price of each share of Common Stock subject to each option granted pursuant to this Plan shall be determined by the Committee at the time the option is granted and, in the case of ISOs, shall not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted, as determined by the Committee. In the case of an ISO granted to a Ten Percent Stockholder, the option price shall not be less than 110% of the fair market value of a share of Common Stock on the date the option is granted. The purchase price of each share of Common Stock subject to a Nonqualified Option under this Plan shall be determined by the Committee prior to granting the option. The Committee shall set the purchase price for each share subject to a Nonqualified Option at either the fair market value of each share on the date the option is granted. or at such other price as the Committee in its sole discretion shall determine.

At, the time a determination of the fair market value of a share of Common Stock is required to be made hereunder, the determination of its fair market value shall be made by the committee in such manner as it deems appropriate.

(c) Exercise Period. The Committee may provide in the option agreement that an option may be exercised in whole, immediately, or is to be exercisable in increments. However. no portion of any option may be exercisable by an Optionee prior to the approval of this Plan by the stockholders of the Company.

(d) Procedure for Exercise. Options shall be exercised by the delivery of written notice to the Secretary of the Company setting forth the number of shares with respect to which the option is being exercised. Such notice shall he accompanied by cash or cashier’s check, bank draft, postal or express money order payable to the order of the Company, or at the option of the Committee, in Common Stock theretofore owned by such Optionee (or any combination of cash and Common Stock). Notice may also be delivered by fax or telecopy provided that the purchase price of such shares is delivered to the Company via wire transfer on the same day the fax is received by the Company. The notice shall specify the address to which the certificates for such shares are to be mailed. An Optionee shall be deemed to be a stockholder with respect to shares covered by an option on the date the Company receives such written notice and such option payment. As promptly as practicable after receipt of such written notification and payment, the Company shall deliver to the Optionee certificates for the number of shares with respect to which such option has been so exercised, issued in the Optionee’s name or such other name as Optionee directs; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Optionee at the address specified pursuant to this Section 6(d).

(e) Termination of Employment. For any reason other than death or disability or “for cause” (as defined below), if an Optionee ceases (i) to be employed by the Company, (ii) to provide services to the Company or (iii) to serve as a director of the, Company (collectively “Termination Date”), any option which is exercisable in accordance with the Optionee’s option agreement on the Termination Date way be exercised within such period of time thereafter as is provided in such Optionee’s option agreement, or if no such period of rime is provided in the option agreement within three months of such Termination Date. Notwithstanding the foregoing, in the case of an ISO, the three-month period described in the preceding sentence shall apply. In no event may an option be exercised after its expiration under the terms of the option agreement.

Notwithstanding anything contained herein to the contrary, if the Optionee’s relationship with the Company is terminated for any of the following reasons, the Optionee’s relationship was terminated “for cause”: the Optionee’s theft or embezzlement from the Company, the violation of a material term or condition of his service to the Company, the disclosure by the Optionee of confidential information of the Company, conviction of the Optionee of a crime of moral turpitude, the Optionee’s stealing trade secrets or intellectual property owned by the Company, any act by the Optionee in competition with the Company or any other act, activity or conduct of the Optionee which in the opinion of the Committee is adverse to the best interests of the Company. Upon the occurrence of a “for cause” event, any options and any and all rights granted to such Optionee thereunder, to the extent not yet effectively exercised, shall become null and void effective as of the due of the occurrence of the event which results in the Optionee ceasing his relationship with the Company and my purported exercise of an option by or on behalf of said Optionee following such date shall be of no effect.

(f) Disability or Death of Optionee. In the event of the determination of disability or death of an Optionee under this Plan while he is employed by the Company. while he is providing consulting services or while he saves on the Board, the options previously granted to him may be exercised (to the extent he would have been entitled to do so at the date of the determination of disability or death) at any time and from time to time, within such period of time thereafter as is provided in such Optionee’s option agreement, or if no such period of time is provided in the option agreement, within a one-year period after such determination of disability or death, by the former employee, consultant or director, the guardian of his estate, the executor or administrator of his estate or by the person or persons to whom his rights under the option shall pass by will or the laws of descent and distribution, but in no event may the option be exercised after its expiration under the terms of the option agreement. Notwithstanding the foregoing, in the case of an ISO, the one-year period described in the preceding sentence shall apply. An Optionee shall be deemed to be disabled if, in the opinion of a physician selected by the Committee, he is incapable of performing services for the Company of the kind he was performing at the time the disability occurred by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration. The date of determination of disability for purposes hereof shall be the date of such determination by such physician.

(g) Assignability. Except as allowed by the Committee an option shall not be assignable or otherwise transferable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, as amended, or the rules thereunder. During the lifetime of an Optionee, an option which is not transferable shall be exercisable only to him.

(h) Incentive Stock Options. Each option agreement may contain such terms and provisions as the Committee may determine to be necessary or desirable in order to qualify under the code an option designated as an incentive stock option.

(i) No Rights as Stockholder. No Optionee shall have any rights as a stockholder with respect to shares covered by an option until the option is exercised by the written notice and accompanied by payment as provided in clause (d) above.

(j) Extraordinary Corporate Transactions. The existence of outstanding options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company’s capital structure or its business, or my merger or consolidation of the Company, or any issuance of Common stock or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. If the Company recapitalizes or otherwise changes its capital structure, or merges, consolidates, sells all of its assets or dissolves (each of the foregoing a “Fundamental Change”), then thereafter upon any exercise of an option theretofore granted, the Optionee shall be entitled to purchase under such option, in lieu of the number of shares of Common Stock as to which option shall then be exercisable, the number and class of shares of stock and securities to which the Optionee would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the Optionee had been the holder of record of the number of shares of Common Stock as to which such option is then exercisable. If (i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of another entity), (ii) the Company sells all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary), (iii) any person or entity (including a “group” as contemplated by Section 13(d)(3) of the Exchange Act) acquires or gains ownership or control of (including, without limitation, power to vote) more than 50% of the outstanding shares of Common Stock, (iv) the Company is to be dissolved and liquidated, or (v) as a result of or in connection with it contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event in clauses (i) through (v) above is referred to herein as a “Corporate Change”), the Committee, in its sole discretion, may accelerate the time at which all or in portion of an Optionee’s Options may be exercised for a limited period of time before or after a specified date.

(k) Changes in Company’s Capital Structure. If the outstanding shares of Common Stock or other securities of the Company, or both, for which the option is then exercisable shall, at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, or reorganization, the number and kind of shares of Common Stock or other securities which are subject to this Plan or subject to any options theretofore granted, and the option prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares or other securities without changing the aggregate option price.

(l) Acceleration of Options. Except as hereinbefore expressly provided, (i) the issuance by the Company of shares of stock or any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct we, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (ii) the payment of a dividend in property other than Common Stock, or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to options theretofore granted or the purchase price per share, unless the Committee shall determine, in its sole discretion, than an adjustment is necessary to provide equitable treatment to Optionee. Notwithstanding anything to the contrary contained in this Plan, the Committee may, in its sole discretion, accelerate the time at which any option may be exercised, including, but not limited to, upon the occurrence of the events specified in this Section 6, and is authorized at any time (with the consent of the Optionee) to purchase options pursuant to Section 7.

SECTION 7.  Relinquishment of Options.

(a) The Committee. in granting options hereunder, shall have discretion to determine whether or not options shall include a right of relinquishment as hereinafter provided by this Section 7. The Committee shall also have discretion to determine whether an option agreement evidencing an option initially granted by the Committee without a right of relinquishment shall be amended or supplemented to include such a right of relinquishment. Neither the Committee nor the Company shall be under any obligation or incur any liability to any person by reason of determination in any case that the grant by it of a right of relinquishment is consistent with

Section 7(a)(i) hereof, any option granted under this Plan, and the option agreement evidencing such option, may provide:

(i) That the Optionee, or his heirs or other legal representatives to the extent entitled to exercise the option under the terms thereof, in lieu of purchasing the entire number of shares subject to purchase thereunder, shall have the right to relinquish all or any part of the then unexercised portion of the option (to the extent then exercisable) for a number of shares of Common Stock, for an amount of cash or for a combination of Common Stock and cash to be determined in accordance with the following provisions of this Section 7(a)(i):

(A) The written notice of exercise of such right of relinquishment shall state the percentage, if any, of the Appreciated Value (as defined below) that the Optionee elects to receive in cash (“Cash Percentage”), such Cash Percentage to be in increments of 10% of such Appreciated Value up to 100% thereof;

(B) The number of shares of Common Stock, if any, issuable pursuant to such relinquishment shall be the number of such shares, rounded to the next greater number of full shares, as shall be equal to the quotient obtained by dividing (y) The difference between (I) the Appreciated Value and (II) the result obtained by multiplying the Appreciated Value and the Cash Percentage by (z) the then current market value per share of Common Stock;

(C) The amount of cash payable pursuant to such relinquishment shall be an amount equal to the Appreciated Value less the aggregate current market value of the Common Stock issued pursuant to such relinquishment, if any, which cash shall be paid by the Company subject to such conditions as are deemed advisable by the Committee to permit compliance by the Company with the withholding provisions applicable to employers under the Code and any applicable state income tax laws;

(D) For the purpose of this Section 7(a)(i), “Appreciated Value” means the excess of (y) the aggregate current market value of the shares of Common Stock covered by the option or the portion thereof to be relinquished over (z) the aggregate purchase price for such shares specified in such option;

(E) That such right of relinquishment way be exercised only upon receipt by the Company of a written notice of such relinquishment which shall be dated the date of election to make such relinquishment; and that, for the purposes of this Plan, such date of election shall be deemed to be the date when such notice is sent by registered or certified mail, or when receipt is acknowledged by the Company. if mailed by other than registered or certified mail or if delivered by hand or by any telegraphic communications equipment of the sender or otherwise delivered; provided, that, in the event the method just described for determining such date of election shall not be or remain consistent with the provisions of Section 16(b) of the Exchange Act or the rules and regulations adopted by the Commission thereunder, as presently existing or as may be hereafter amended, which regulations exempt from the operation of Section 16(b) of the Exchange Act in whole or in part any such relinquishment transaction, then such date of election shall be determined by such other method consistent with Section 16(b) of the Exchange Act or the rules and regulations thereunder as the Committee shall in its discretion select and apply;

(F) That the “current market value” of a share of Common Stock on a particular date shall be deemed to be its fair market value on that date as determined in accordance with Section 6(b); and

(ii) That the option, or any portion thereof, may be relinquished only to the extent that (A) it is exercisable on the date written notice of relinquishment is received by the Company, (B) the Committee, subject to the provisions of Section 7(b), shall consent to the election of the holder to relinquish such option in whole or in part for cash as set forth in such written notice of relinquishment, and (C) the holder of such option pays, or makes provision satisfactory to the Company for the payment of, any taxes which the Company is obligated to collect with respect to such relinquishment.

(b) The Committee shall have sole discretion to consent to or disapprove, and neither the Committee nor the Company shall be under any liability by reason of the Committee’s disapproval of, any election by a holder of an option to relinquish such option in whole or in part for cash as provided in Section 7(a), except that no such consent to or approval of a relinquishment for cash shall be required under the following circumstances. Each Optionee who is subject to the short-swing profits recapture provisions of Section 16(b) of the Exchange Act (“Covered Optionee”) shall be entitled to receive payment only in cash when options are relinquished during any window period commencing on the third business day following the Company’s release of a quarterly or annual summary statement of sales and earnings and ending on the twelfth business day following such release (“Window Period”); provided, however, that payment shall be so made in cash only in respect of 50% of the options covered by any stock option agreement. A Covered Optionee shall be entitled to receive payment only in Shares of Common Stock upon (i) the relinquishment of options outside a Window Period and (ii) the relinquishment of options during a Window Period once such Optionee has received payment in cash for the relinquishment of 50% of the options covered by any stock option agreement.

(c) The Committee, in granting options hereunder, shall have discretion to determine the terms upon which such options shall be relinquishable, subject to the applicable provisions of this Plan, and including such provisions as are deemed advisable to permit the exemption from the operation from Section 16(b) of the Exchange Act of any such relinquishment transaction and options outstanding, and option agreements evidencing such options, may be amended, if necessary, to permit such exemption. If an option is relinquished, such option shall be deemed to have been exercised to the extent of the number of shares of Common Stock covered by the option or part thereof which is relinquished, and no further options may be granted covering such shares of Common Stock.

(d) Neither any option nor any right to relinquish the same to the Company as contemplated by this Section 7 shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, as Amended, or the rules thereunder.

(e) Except as provided in Section 7(f) below, no right of relinquishment may be exercised within the first six months after the initial award of any option containing, or the amendment or supplementation of my existing option agreement adding, the right of relinquishment.

(f) No right of relinquishment may be exercised within the first six months after the initial award of any option containing, or the amendment or supplementation of any existing option agreement adding the right of relinquishment, unless such right of relinquishment is effective upon the Optionee’s death, disability or termination of his relationship with the Company and the payment upon the exercise of such right is only in cash.

SECTION 8.  Amendments or Termination. The Board may amend, alter or discontinue this Plan but no amendment or alteration shall be made which would impair the rights of any Optionee, without his consent, under any option theretofore granted, or which, without the approval of the shareholders, would: (i) except as is provided in Section 6(k) of this Plan, increase the total number of shares reserved for the purposes of this Plan, (ii) change the class of persons eligible to participate in this Plan as provided in Section 4 of this Plan, (iii) extend the applicable maximum option period provided for in Section 6 of this Plan, (iv) extend the expiration date of this Plan set for in Section 15 of this Plan, or (v) withdraw the administration of this Plan from the Committee.

SECTION 9.  Compliance With Other Laws and Regulations. This Plan, the grant And exercise of options thereunder, and the obligation of the Company to sell and deliver shares under such options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of such shares under my federal or suite law or issuance of any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. Any adjustments provided for in Sections 6(j), 6(k) and 6(l) of this Plan shall be subject to any shareholder action required by Delaware corporate law.

SECTION 10.  Purchase for Investment. Unless The options and shares of Common Stock covered by this Plan have been registered under the Securities Act of 1933, as amended, or the company has determined that such registration is unnecessary, each person exercising an option under this Plan may be required by the Company to give a representation in writing that such person is acquiring such shares for his or tier own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

SECTION 11.  Taxes.

(a) The Company may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with any options granted under this Plan.

(b) Notwithstanding the terms of Section ll (a), any Optionee may pay all or any portion of the taxes required to be withheld by the Company or paid by the Optionee in connection with the exercise of a Nonqualified Option by electing to have the Company withhold shares of Common Stock, or by delivering previously owned shares of Common Stock, having a fair market value, determined in accordance with Section 6(b), equal to the amount required to be withheld or paid. An Optionee must make the foregoing election on or before the date that the amount of tax to be withheld is determined (‘Tax Date”). All such elections are irrevocable and subject to disapproval by the Committee. Elections by Covered Optionees are subject to the following additional restrictions: (i) such election may not be made within six months of the grant of an option, provided that this limitation shall not apply in the event of death or disability, and (ii) such election must be made either six months or more prior to the Tax Date or in a Window Period. Where the Tax Date in respect of an option is deferred until six Months after exercise and the Covered Optionee elects share withholding, the full amount of shares of Common Stock will be issued or transferred to the Optionee upon exercise of the option, but the Optionee shall be unconditionally obligated to tender back to the Company the number of shares necessary to discharge the Company’s withholding obligation or the Optionee’s estimated tax obligation on the Tax Date.

SECTION 12.  Replacement of Options. The Committee from time to time may permit an Optionee under this Plan to surrender for cancellation any unexercised outstanding option and receive from the Company in exchange an option for such number of shares of Common Stock as way be designated by the Committee. The Committee may, with the consent of the person entitled to exercise any outstanding option, amend such option, including reducing the exercise price of any option to not less than the fair market value of the Common Stock at the time of the amendment and extending the term thereof

SECTION 13.  No Right to Employment. Employees shall be considered to be in the employment of the Company so long as they remain employees of the Company or its Affiliates. Any questions as to whether and when there has been a termination of such employment and the cause of such termination shall be determined by the Committee, and its determination shall be final. Nothing contained herein shall be construed as conferring upon the Optionee the right to continue in the employ of the Company or its Affiliates, nor shall anything contained herein be construed or interpreted to limit the “employment at will” relationship between the Optionee and the Company or its Affiliates. The option agreements may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.

SECTION 14.  Liability of Company for Non-Issuance of Shares and Tax Consequences. The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to an Optionee or other persons as to:

(a) The non-issuance or sale of shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder, and

(b) Any tax consequence expected, but not realized, by any Optionee or other Person due to the exercise of any option granted hereunder.

SECTION 15.  Effectiveness and Expiration of Plan. This Plan shall be effective on the date of adoption by the Board. If the shareholders of the Company fail to approve this Plan within twelve months of the date of the Board adoption, this Plan shall terminate and all options previously granted under this Plan shall become void and of no effect. This Plan shall expire ten years after the date the Board adopts this Plan and thereafter no option shall be granted pursuant to this Plan.

SECTION 16.  Non-Exclusivity of this Plan. Neither the adoption by the Board nor the submission for approval of this Plan to the holders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

SECTION 17.  Governing Law. This Plan and any agreements hereunder shall be interpreted and construed in accordance with the laws of the State of Texas and applicable federal law.

SECTION 18.  Cashless Exercise. The Committee also may allow cashless exercises as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with this Plan’s purpose and applicable law. The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes.

IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing by directors of the Company, Houston Biotechnology Incorporated, has caused these presents to be duly executed in its name and behalf by its proper officers thereunto duly authorized as of this 21st day of July, 1994.

HOUSTON BIOTECHNOLOGY INCORPORATED

By:
J. Russell Denson President and Chief Executive Officer

ATTEST;

Dr. Donald S. Clark

Secretary

EXHIBIT A

Each non-employee director of the Company who is a director an the date on which the Houston Biotechnology Incorporated 1994A Stock Option Plan is approved by the Board of Directors of the Company shall on such date receive a fully vested option to purchase an aggregate of (i) 10,000 shares of Common Stock, plus (ii) 10,000 shares of Common Stock for each calendar year, or portion thereof, subsequent to 1991 and prior to 1994, for which such person served as a director of the Company. Each non-employee director of the Company who becomes a director after the date on which the Houston Biotechnology Incorporated 1994A Stock Option Plan is approved by the Board of Directors of the Company, shall, on the date such person becomes a director, receive a fully vested option to purchase 10,000 shares of Common Stock and an unvested option to purchase 10,000 shares of Common Stock which unvested option shall vest quarterly in arrears over the succeeding twelve months for so long as the optionee continues to serve as a director, both at an exercise price equal, to the fair market value on the date of grant.

Each director who is a non-employee director on the day following any annual meeting of stockholders of the Company, which meeting is held in a calendar year following the calendar year in which such person first became a director of the Company, shall receive on such day an option to purchase 10,000 shares of Common Stock, which option shall vest quarterly in arrears over the succeeding twelve months for so long as the optionee continues to serve as a director. Provided, however, that for purposes of this formula, a non-employee director who is a former employee of the Company shall be entitled to receive options to purchase Common Stock as a non-employee director only following the expiration of six months from the termination of such person’s employment by the Company.

The exercise price of all options granted pursuant to the foregoing formula shall be the fair market value (as defined in Section 6(b) of this Plan) of the underlying Common Stock on the date of grant. The foregoing formula may be amended only once ever six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.